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                                                                   EXHIBIT 10.20

                            AGREEMENT OF EMPLOYMENT

                       GEORGE T. SHAHEEN AND WEBVAN GROUP

POSITION: President, Chief Executive Officer and Board Member

EFFECTIVE DATE: September 19, 1999

SALARY: $500,000 base plus 50% ($250,000) bonus at target (as set by the Board of Directors after conclusion with CEO)

TRANSITION STOCK GRANT:

                       A. 1,250,000 shares granted on September 19, 1999 without
                          restrictions.

                       B. Tax loan of 50% of Fair Market Value of grant on date
                          of grant, with interest to accrue at interest rate possible to avoid imputation of income, with principal and interest to be repaid solely out of 10% of gains from sale of stock by executive, less commissions, but before income or capital gains tax on such gains. Covered sale of stock includes direct or indirect sales, options exercised and sale, and sale of options and includes sales by entities affiliated with executive such as revocable trusts and trusts for children of executive. Gains are measured from the option exercised priced and the fair market value of the stock grant, as applicable.

STOCK OPTION:

                       15,000,000 Shares at $8.00 per share

                       Vesting:

                              20% (3,000,000 shares) vest on effective date (9/19/99)

                              80% to vest monthly over 4 years from September 19, 1999.

                              Early Exercise: Executive may exercise early subject to a repurchase option at cost as to unvested shares.

SUPPLEMENTAL RETIREMENT PLAN:

                       Company to provide supplemental retirement benefit to Executive equal to 50% of base compensation plus bonus at target upon retirement for any reason after 6/30/2000. Benefit to be payable to Executive and then to spouse if she survives for their joint lives.


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            Base compensation and bonus to be amounts set forth above upon retirement during the four year period ending September 19, 2003. Thereafter base and bonus to be determined using standard formulas (like average of top three years in last five years before retirement).

                                       2.

            Company to use best efforts to fund the retirement obligation if no material adverse effect other than cash cost.

            Company may credit against supplemental retirement benefit any social security benefits to which executive is entitled and any other retirement benefits earned while employed by the company.

GENERAL PROVISIONS:

            1. Resignation without good reason:

                  - No severance or accelerated vesting. Transition Stock Grant arrangement and Supplemental Retirement Plan survive.

            2. Termination for cause (essentially criminal conduct):
                  - same as item #1 above.

            3. Termination without cause (e.g. for reasons other than criminal conduct) or resignation with good reason (standard provision covering substantial change in compensation or responsibilities, requirement of a major relocation e.g. out of San Francisco Bay
               Area):

               -2 year severance of base plus bonus as target, with full benefits including vesting.

            4. Change of Control: If there is a change of control followed within 12 months by a termination without cause or a resignation for good reason, then:

                  o  all stock will be fully vested
                  o  3 years severance (base plus bonus at target)
                  o company to pay excise taxes, if any, plus full gross-up to cover tax liability of Executive

            5. Termination upon death or permanent disability:

                  o  Accelerated vesting of 50% of unvested stock
                  o  12 months to exercise options
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                                       3.


ADVISOR FEES:  2,500 Shares of Common Stock

LEGAL FEES:    Executive to bear own expenses





                                   SIGNED:  /s/ George T. Shaheen
                                          ----------------------------
                                                               9/19/99

                                          WEBVAN GROUP, INC.

                                          /s/ Louis H. Borders
                                          ----------------------------